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Weight Watchers International, Inc. Definitive Proxy Statement

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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WEIGHT WATCHERS INTERNATIONAL, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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WEIGHT WATCHERS INTERNATIONAL, INC.
175 Crossways Park West
Woodbury, New York 11797-2055

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on May 19, 2003

        The Annual Meeting of Shareholders of Weight Watchers International, Inc. (the "Company") will be held at The Garden City Hotel, 45 Seventh Street, Garden City, N.Y. 11530 on Monday, May 19, 2003, at 10:00 A.M. Eastern Time, to consider and act upon each of the following matters:

  1.
  To elect three members to the board of directors to serve for a three-year term as Class 2 Directors;

  2.
  To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending January 3, 2004; and

  3.
  To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

        These items of business are more fully described in the attached Proxy Statement. Only shareholders of record at the close of business on March 31, 2003, the record date, are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements of the Annual Meeting.

        WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

By Order of the Board of Directors

ROBERT W. HOLLWEG Secretary
Woodbury, New York April 21, 2003

WEIGHT WATCHERS INTERNATIONAL, INC.
175 Crossways Park West
Woodbury, New York 11797-2055

PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS

To Be Held on May 19, 2003

i

GENERAL

        This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors of Weight Watchers International, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held at the Garden City Hotel, 45 Seventh Street, Garden City, N.Y. 11530, on Monday, May 19, 2003 at 10:00 A.M. Eastern Time and at any adjournments or postponements of the meeting (the "Annual Meeting"). All proxies, if executed and not revoked, will be voted in accordance with the shareholder's instructions, and if no choice is specified, proxies will be voted as recommended by the Company's board of directors for any matter set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a shareholder at any time before its exercise by: (i) delivering written revocation or a later dated proxy to the President or Secretary of the Company at the address of the Company's principal executive offices; or (ii) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not by itself revoke a proxy.

        Only shareholders of record as of the close of business on March 31, 2003, the record date fixed by the Company's board of directors, will be entitled to vote at the Annual Meeting. As of the close of business on the record date, there were 106,640,371 shares of common stock, no par value, of the Company outstanding. Each share is entitled to one vote.

        It is anticipated that this Proxy Statement and the accompanying proxy will be first mailed to shareholders on or about April 21, 2003.

        Unless the context otherwise indicates, references to "the Company", "our company", "we", "us", or "our" are to Weight Watchers International, Inc. and its consolidated subsidiaries.

VOTING PROCEDURES

        Quorum.    The presence, in person or by proxy, of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to establish a quorum for the transaction of business at the Annual Meeting. If a share is represented for any purpose at the Annual Meeting, it is deemed to be present for all other matters. Shares held of record by a broker or its nominee ("Broker Shares") that are voted on any matter and abstentions are included in determining the number of votes present. Broker Shares that are not voted on any matter at the Annual Meeting are not included in determining whether a quorum is present.

        Election of Directors.    Directors are elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting. The nominees receiving the highest number of affirmative votes at the Annual Meeting will be elected as Class 2 Directors for a three-year term. Abstentions and Broker Shares that are not voted in the election of directors are not included in determining the number of votes cast.

        Appointment of Independent Auditors.    The affirmative vote of a majority of votes cast in person or by proxy, on the matter at the Annual Meeting is required for ratification of the appointment of the independent auditors for the fiscal year ending January 3, 2004. Abstentions and Broker Shares that are not voted for the ratification of the appointment of independent auditors are not included in determining the number of votes cast.

        Other Matters.    The affirmative vote of the majority of shares present, in person or by proxy, is generally required for approval for all other matters that may properly come before the Annual Meeting. If any other matter not discussed in this Proxy Statement properly comes before the Annual Meeting upon which a vote may be taken, shares represented by all proxies received by the Company will be voted on that matter in accordance with the discretion of the persons named as proxy holders.

        Vote Tallies.    Shareholders' proxies are received by the Company's independent proxy processing agent, and the vote is certified by independent inspectors of election. Proxies and ballots that identify the vote of individual shareholders will be kept confidential, except as necessary to meet legal requirements, in cases where shareholders write comments on their proxy cards or in a contested proxy solicitation. During the proxy solicitation period, the Company will receive vote tallies from time to time from the inspectors, but such tallies will provide aggregate figures rather than names of shareholders. The independent inspectors will notify the Company if a shareholder has failed to vote.

PROPOSAL NO. 1 ELECTION OF DIRECTORS

Board of Directors

        The Company's board of directors is currently comprised of nine members. The Company's board of directors is divided into three classes, equal in number, with each director serving a three-year term and one class being elected at each year's annual meeting of shareholders. The following individuals are directors and serve for the terms indicated:

  Class 1 Directors (term expiring in 2005)

    Raymond Debbane
    Jonas M. Fajgenbaum
    John F. Bard

  Class 2 Directors (term expiring in 2003)

    Sacha Lainovic
    Christopher J. Sobecki
    Marsha Johnson Evans

  Class 3 Director (term expiring in 2004)

    Linda Huett
    Sam K. Reed
    Philippe J. Amouyal

        The board of directors of the Company held five meetings during the fiscal year ended December 28, 2002. Each of the directors attended at least 75% of the aggregate of all meetings of the board of directors and of all committees of the board of directors on which the director then served held during fiscal 2002.

        All directors will hold office until their successors have been duly elected. The Class 2 Directors' terms will expire at this Annual Meeting. Sacha Lainovic, Christopher J. Sobecki and Marsha Johnson Evans have been nominated for election as Class 2 directors to serve until the 2006 Annual Meeting of Shareholders and until their successors have been elected. All proxies received by the Company, unless otherwise specified in the proxy, will be voted for their election. The board of directors knows of no reason why these nominees should be unable or unwilling to serve, but if that should be the case, proxies will be voted for the election of such substitutes as the board of directors may designate.

Background Information on Nominees

        Background information about each of the board of director's nominees for director is set forth below:

        Sacha Lainovic.    Mr. Lainovic has been a director of the Company since its acquisition by Artal Luxembourg on September 29, 1999. Mr. Lainovic is a co-founder and Executive Vice President of The Invus Group, Ltd. Prior to forming The Invus Group, Ltd. in 1985, Mr. Lainovic was a manager and consultant for the Boston Consulting Group in Paris, France. He holds an M.B.A. from Stanford Graduate School of Business and an M.S. in engineering from Insa de Lyon in Lyon, France. Mr. Lainovic is a director of WeightWatchers.com, Inc., Financial Technologies International, Inc. and Unwired Australia Pty Limited, and also served as a director of Keebler Foods Company from 1996 to 1999.

        Christopher J. Sobecki.    Mr. Sobecki has been a director of the Company since its acquisition by Artal Luxembourg on September 29, 1999. Mr. Sobecki, a Managing Director of The Invus Group, Ltd., joined the firm in 1989. He received an M.B.A. from Harvard Business School. He also obtained a B.S. in Industrial Engineering from Purdue University. Mr. Sobecki is a director of WeightWatchers.com, Inc., Financial Technologies International, Inc. and Grow.net, Inc. He also served as a director of Keebler Foods Company from 1996 to 1998.

        Marsha Johnson Evans.    Ms. Evans has been a director of the Company since February 2002. Ms. Evans is currently President and Chief Executive Officer of the American Red Cross, the preeminent humanitarian organization in the United States, and previously served as the National Executive Director of Girl Scouts of the U.S.A. A retired Rear Admiral in the United States Navy, Ms. Evans has served as superintendent of the Naval Postgraduate School in Monterey, California and headed the Navy's worldwide recruiting organization from 1993 to 1995. She is currently a director of the May Department Stores Company, AutoZone, Inc. and numerous nonprofit boards. Ms. Evans received a B.A. from Occidental College and a Master's Degree from the Fletcher School of Law and Diplomacy at Tufts University.

        The board of directors recommends a vote FOR the election of each of its nominees for director named above.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        Upon the recommendation of the Audit Committee, and in compliance with regulations of The New York Stock Exchange, the board of directors has selected PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") to serve as the Company's independent auditors for the fiscal year ending January 3, 2004. Representatives of PricewaterhouseCoopers are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

        Ratification by the shareholders of the selection of independent auditors is not required, but the board of directors believes that it is desirable to submit this matter to the shareholders. If the selection of PricewaterhouseCoopers is not approved at the meeting, the board of directors will investigate the reason for the rejection and reconsider the appointment.

Principal Auditor Fees and Services

        Aggregate fees for professional services rendered for the Company by PricewaterhouseCoopers as of or for the years ended December 28, 2002 and December 29, 2001:

	2002	2001
Audit	$862,365	$1,142,314
Audit Related	181,410	48,825
Tax	416,657	524,240
All Other	102,510	104,850
Total	$1,562,942	$1,820,229

Audit Fees

        Audit fees for the years ended December 28, 2002 and December 29, 2001 were for professional services rendered for the audits of the consolidated financial statements of the Company, statutory audits, issuance of comfort letters and assistance with review of documents filed with the Securities and Exchange Commission.

Audit Related Fees

        Audit related fees for the years ended December 28, 2002 and December 29, 2001 were for services related to audits of employee benefit and franchise profit sharing plans and attest services.

Tax Fees

        Tax fees for the years ended December 28, 2002 and December 29, 2001 were for services related to tax compliance, international tax planning and strategies, and state and local tax advice.

All Other Fees

        Fees for all other services for the years ended December 28, 2002 and December 29, 2001 were for services rendered for employee benefit plan advisory services.

        The board of directors recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

PRINCIPAL SHAREHOLDERS

        The following table sets forth information regarding the beneficial ownership of the Company's common stock by (1) all persons known by us to own beneficially more than 5% of the Company's common stock, (2) the Company's chief executive officer and each of the named executive officers, (3) each director and nominee and (4) all directors and executive officers as a group.

        Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days after December 28, 2002 are deemed issued and outstanding. These shares, however, are not deemed outstanding for purposes of computing percentage ownership of each other shareholder.

        The Company's capital stock consists of common stock and preferred stock. As of December 28, 2002, there were 106,276,558 shares of the Company's common stock outstanding and zero shares of the Company's preferred stock outstanding.

	As of December 28, 2002
Name of Beneficial Owner
	Shares	Percent
Artal Luxembourg(1)	64,265,825	60.5%
Linda Huett(2)(3)	402,410	*
Richard McSorley(2)(3)	195,858	*
Clive Brothers(2)(3)	276,439	*
Scott R. and Nicola Penn(2)(4)	379,075	*
Ann M. Sardini(2)	—	*
Robert W. Hollweg(2)(3)	309,965	*
Raymond Debbane(2)(5)	—	*
Marsha Johnson Evans(2)	2,363	*
Jonas M. Fajgenbaum(2)	—	*
Sacha Lainovic(2)	—	*
Sam K. Reed(2)	12,363	*
John F. Bard(2)	2,081	*
Christopher J. Sobecki(2)	—	*
All directors and executive officers as a group (13 people)(3)	1,580,554	1.5%

*
Less than 1.0%

(1)
Artal Luxembourg may be contacted at 105, Grand-Rue, L-1661 Luxembourg, Luxembourg. The parent entity of Artal Luxembourg is Artal International. The parent entity of Artal International is Artal Group. The address of Artal Group and Artal International is the same as the address of Artal Luxembourg.

(2)
The Company's executive officers and directors may be contacted c/o Weight Watchers International, Inc., 175 Crossways Park West, Woodbury, New York 11797.

(3)
Includes shares subject to purchase upon exercise of options exercisable within 60 days after December 28, 2002, as follows: Ms. Huett 308,202 shares; Mr. Brothers 182,331 shares; Mr. Hollweg 202,331 shares; and Mr. McSorley 119,400 shares.

(4)
With respect to Mr. Penn, includes 87,583 shares of the Company's common stock held by Mr. Scott Penn's spouse, Nicola Penn.

(5)
Mr. Debbane is also a director of Artal Group. Artal Group is the parent entity of Artal International, which is the parent entity of Artal Luxembourg. Mr. Debbane disclaims beneficial ownership of all shares owned by Artal Luxembourg.

BOARD COMMITTEES AND AUDIT COMMITTEE REPORT

Board Committees

        The standing committees of the Company's board of directors consist of an audit committee and a compensation and benefits committee.

Audit Committee

        The principal duties of the Company's audit committee are as follows:

  •
  to oversee that management has maintained the reliability and integrity of the Company's accounting policies and financial reporting and disclosure practices;

  •
  to oversee that management has established and maintained processes to ensure that an adequate system of internal controls is functioning;

  •
  to oversee that management has established and maintained processes to ensure the Company's compliance with all applicable laws, regulations and corporate policy;

  •
  to review our annual and quarterly financial statements prior to their filing or prior to the release of earnings;

  •
  to oversee the performance of the independent accountants and to retain or terminate the independent accountants and approve all engagement fees and terms; and

  •
  to review at least annually, the qualifications, performance and independence of the independent accountants.

        The audit committee has the power to investigate any matter brought to its attention within the scope of its duties and to retain counsel for this purpose where appropriate. The audit committee, of which Mr. Reed, Ms. Evans and Mr. Bard are members, held five meetings during the fiscal year ended December 28, 2002. Mr. Bard became a member of the audit committee in November, 2002.

Compensation and Benefits Committee

        The principal duties of the compensation and benefits committee are as follows:

  •
  to review key employee compensation policies, plans and programs;

  •
  to monitor performance and compensation of our employee-director, officers and other key employees;

  •
  to prepare recommendations and periodic reports to the board of directors concerning these matters; and

  •
  to function as the committee which administers the incentive programs referred to in "Executive Compensation" below.

        The compensation and benefits committee, of which Messrs. Debbane and Lainovic are members, held one meeting during the fiscal year ended December 28, 2002.

Audit Committee Report

        The following is the report of the Audit Committee of the board of directors with respect to the Company's audited financial statements for the fiscal year ended December 28, 2002.

        The Audit Committee is governed by the Audit Committee Charter adopted by the Company's board of directors. Each of the members of the Audit Committee qualifies as an "independent" director under the applicable listing standards of the New York Stock Exchange.

        The Audit Committee has reviewed and discussed the Company's audited financial statements with management. The Audit Committee has also discussed with PricewaterhouseCoopers LLP, the Company's independent auditors, the matters required to be discussed by the Statement of Auditing Standards No. 61, Communication with Audit Committees, which includes, among other items, matters related to the conduct of the annual audit of the Company's financial statements. The Audit Committee has also received written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, which relate to the auditor's independence from the Company and has discussed with PricewaterhouseCoopers LLP its independence from the Company.

        Based upon the review and discussions referred to above, the Audit Committee has recommended to the Company's board of directors that the Company's audited financial statements be included in the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 28, 2002.

April 14, 2003

Respectfully submitted,
The Audit Committee Sam K. Reed Marsha Johnson Evans John F. Bard

DIRECTORS AND OFFICERS

        Set forth below are the names, ages as of December 28, 2002 and current positions with the Company and its subsidiaries of the executive officers and directors. Directors are elected at the annual meeting of shareholders. Executive officers are appointed by, and hold office at, the discretion of the directors.

Name	Age	Position
Linda Huett	58	President and Chief Executive Officer, Director
Richard McSorley	58	Chief Operating Officer, NACO
Clive Brothers	49	Chief Operating Officer, Europe
Scott R. Penn	31	Vice President, Australasia
Ann M. Sardini	52	Vice President, Chief Financial Officer
Robert W. Hollweg	60	Vice President, General Counsel and Secretary
Raymond Debbane(1)	47	Chairman of the Board
Philippe J. Amouyal(4)	44	Director
Jonas M. Fajgenbaum	30	Director
Sacha Lainovic(1)	46	Director
Christopher J. Sobecki	44	Director
Sam K. Reed(2)(3)	55	Director
Marsha Johnson Evans(2)(3)	55	Director
John F. Bard(2)(4)	61	Director

(1)
Member of the Company's compensation and benefits committee.

(2)
Member of the Company's audit committee.

(3)
Named to the board of directors on February 12, 2002.

(4)
Named to the board of directors on November 13, 2002.

        Linda Huett.    Ms. Huett has been the President and a director of the Company since September 1999. She became the Company's Chief Executive Officer in December 2000. Ms. Huett joined the Company in 1984 as a classroom leader. Ms. Huett was promoted to U.K. Training Manager in 1986. In 1990, Ms. Huett was appointed Director of the United Kingdom operation and in 1993 was appointed Vice President of Weight Watchers U.K. Ms. Huett received a B.A. degree from Gustavas Adolphus College and received her Masters in Theater from Yale University. Ms. Huett is also a director of WeightWatchers.com, Inc.

        Richard McSorley.    Mr. McSorley has served as the Company's Chief Operating Officer for North America since January 2001. From 1992 until our purchase of the franchise territories and certain business assets of Weighco, Mr. McSorley served in various capacities with Weighco Enterprises, Inc., including as President since 1995 and Chief Executive Officer since 1996. Mr. McSorley received a B.A. degree from Villanova University and an M.B.A. from the University of Pittsburgh.

        Clive Brothers.    Mr. Brothers has served as the Company's Chief Operating Officer for Europe since February 2001. Mr. Brothers joined the Company in 1985 as a marketing manager in the United Kingdom. In 1990, Mr. Brothers was appointed General Manager, France and was appointed Vice President, Continental Europe in 1993. Mr. Brothers received a B.A. (Hons) in Business Studies from Leeds Polytechnic in England and a diploma in Marketing from the Chartered Institute of Marketing.

        Scott R. Penn.    Mr. Penn has been a Vice President of the Company's Australasia operations since September 1999. Mr. Penn joined the Company in 1994 as a Marketing Services Manager in Australia.

In 1996, he was promoted to Group Marketing Manager in Australia and in 1997 he was promoted to General Manager- Marketing and Finance.

        Ann M. Sardini.    Ms. Sardini has served as the Company's Vice President and Chief Financial Officer since April 2002 when she joined the Company. Ms. Sardini has over 20 years of experience in senior financial management positions in branded media and consumer products companies. Prior to joining us, she served as Chief Financial Officer of VitaminShoppe.com, Inc. from 1999 to 2001, and from 1995 to 1999 she served as Executive Vice President and Chief Financial Officer for the Children's Television Workshop. In addition, Ms. Sardini has held finance positions at QVC, Chris Craft Industries and the National Broadcasting Company. Ms. Sardini received a B.A. from Boston College and an M.B.A. from Simmons College Graduate School of Management.

        Robert W. Hollweg.    Mr. Hollweg has served as the Company's Vice President, General Counsel and Secretary since January 1998. He joined the Company in 1969 as an Assistant Counsel in the law department. He transferred to the Heinz law department subsequent to Heinz' acquisition of our company in 1978 and served there in various capacities. He rejoined the Company after Artal Luxembourg acquired the Company in September 1999. Mr. Hollweg graduated from Fordham University and received his Juris Doctor degree from Fordham University School of Law. He is a member of the American and New York State Bar Associations and a former President of the International Trademark Association.

        Raymond Debbane.    Mr. Debbane has been the Company's Chairman of the Board of Directors since our acquisition by Artal Luxembourg on September 29, 1999. Mr. Debbane is a co-founder and President of The Invus Group, Ltd. Prior to forming The Invus Group, Ltd. in 1985, Mr. Debbane was a manager and consultant for The Boston Consulting Group in Paris, France. He holds an M.B.A. from Stanford Graduate School of Business, an M.S. in Food Science and Technology from the University of California, Davis and a B.S. in Agricultural Sciences and Agricultural Engineering from American University of Beirut. Mr. Debbane is a director of Artal Group S.A., Ceres, Inc. and Financial Technologies International, Inc. Mr. Debbane is also the Chairman of the Board of Directors of WeightWatchers.com, Inc. and served as a director of Keebler Foods Company from 1996 to 1999.

        Philippe J. Amouyal.    Mr. Amouyal was elected a director of the Company in November 2002. Mr. Amouyal is a Managing Director of The Invus Group, Ltd., which he joined in 1999. Previously, Mr. Amouyal was a Vice President and director of The Boston Consulting Group, Inc. in Boston, MA. He holds an M.S. in engineering and a DEA in Management from Ecole Centrale de Paris and was a Research Fellow at the Center for Policy Alternatives of the Massachusetts Institute of Technology. Mr. Amouyal is a director of WeightWatchers.com, Inc., Financial Technologies International, Inc. and Unwired Australia Pty Limited.

        Jonas M. Fajgenbaum.    Mr. Fajgenbaum has been a director of the Company since our acquisition by Artal Luxembourg on September 29, 1999. Mr. Fajgenbaum is a Managing Director of The Invus Group, Ltd., which he joined in 1996. Prior to joining The Invus Group, Ltd., Mr. Fajgenbaum was a consultant for McKinsey & Company in New York from 1994 to 1996. He graduated with a B.S. from the Wharton School of Business and a B.A. in Economics from the University of Pennsylvania in 1994.

        Sacha Lainovic.    Mr. Lainovic has been a director of the Company since our acquisition by Artal Luxembourg on September 29, 1999. Mr. Lainovic is a co-founder and Executive Vice President of The Invus Group, Ltd. Prior to forming The Invus Group, Ltd. in 1985, Mr. Lainovic was a manager and consultant for the Boston Consulting Group in Paris, France. He holds an M.B.A. from Stanford Graduate School of Business and an M.S. in engineering from Insa de Lyon in Lyon, France. Mr. Lainovic is a director of WeightWatchers.com, Inc., Financial Technologies International, Inc. and Unwired Australia Pty Limited, and also served as a director of Keebler Foods Company from 1996 to 1999.

        Christopher J. Sobecki.    Mr. Sobecki has been a director of the Company since our acquisition by Artal Luxembourg on September 29, 1999. Mr. Sobecki, a Managing Director of The Invus Group, Ltd., joined the firm in 1989. He received an M.B.A. from Harvard Business School. He also obtained a B.S. in Industrial Engineering from Purdue University. Mr. Sobecki is a director of WeightWatchers.com, Inc., Financial Technologies International, Inc. and Grow.net, Inc. He also served as a director of Keebler Foods Company from 1996 to 1998.

        Sam K. Reed.    Mr. Reed has been a director of the Company since February 2002. Mr. Reed has 27 years of experience in the food industry. He was formerly Vice Chairman and a director of Kellogg Company, the world's leading producer of cereal and a leading producer of convenience foods. From 1996 to 2001, Mr. Reed was Chief Executive Officer, President and a director of Keebler Foods Company. Previously, he was Chief Executive Officer of Specialty Foods Corporation's Western Bakery Group division. He is a director of the Tractor Supply Company. Mr. Reed received a B.A. from Rice University and an M.B.A. from Stanford Graduate School of Business.

        Marsha Johnson Evans.    Ms. Evans has been a director of the Company since February 2002. Ms. Evans is currently President and Chief Executive Officer of the American Red Cross, the preeminent humanitarian organization in the United States, and previously served as the National Executive Director of Girl Scouts of the U.S.A. A retired Rear Admiral in the United States Navy, Ms. Evans has served as superintendent of the Naval Postgraduate School in Monterey, California and headed the Navy's worldwide recruiting organization from 1993 to 1995. She is currently a director of the May Department Stores Company, AutoZone, Inc. and numerous nonprofit boards. Ms. Evans received a B.A. from Occidental College and a Master's Degree from the Fletcher School of Law and Diplomacy at Tufts University.

        John F. Bard.    Mr. Bard has been a director of the Company since November 2002. Mr. Bard is currently a director of Wm. Wrigley Jr. Company. Mr. Bard joined Wrigley in 1991 as Senior Vice President and Chief Financial Officer with subsequent additional responsibilities for world-wide manufacturing, U.S. marketing and information systems. Prior to joining Wrigley, Mr. Bard served in various positions at Tambrands, Inc. from 1985 to 1989, including President and Chief Operating Officer, as well as serving as a member of the board of directors. From 1978 to 1985, Mr. Bard served in various positions at Clorox Company, including Group Vice President, International as well as serving as a member of the board of directors. Mr. Bard began his career in 1972 with Procter & Gamble, progressing through a variety of financial and administrative management positions. During the course of his career, Mr. Bard has also served as an advisor and director to Keep America Beautiful (Director and Vice President) and the United Way (Director, Long Island, New York chapter). He received a B.S. from Northwestern University and an M.B.A. from the University of Cincinnati.

COMPENSATION AND OTHER INFORMATION
CONCERNING DIRECTORS AND OFFICERS

Executive Compensation Summary

        The following table sets forth for the fiscal years ended December 28, 2002 and December 29, 2001 and the twelve months ended December 30, 2000 the compensation paid to the Company's President and Chief Executive Officer and to each of the next four most highly compensated executive officers whose total annual salary and bonus was in excess of $100,000.

Summary Compensation Table

			Twelve Month Period Compensation
					Long-term Compensation Awards, Securities Underlying Options (No. Awarded) Weight Watchers Int'l
Name and principal position	Twelve Months Ended		Salary	Bonus		All Other Compensation(4)
Linda Huett	December 28, 2002		$281,076	$399,421	—	$55,907
President and Chief	December 29, 2001		250,016	425,027	—	93,497
Executive Officer	December 30, 2000	(3)	236,565	283,351	141,161	84,531
Ann M. Sardini(1)	December 28, 2002		155,488	152,932	100,000	59,215
Vice President, Chief
Financial Officer
Richard McSorley(2)	December 28, 2002		215,078	215,239	—	43,891
Chief Operating	December 29, 2001		192,534	252,034	282,322	17,579
Officer, NACO
Clive Brothers	December 28, 2002		212,463	130,432	—	23,235
Chief Operating	December 29, 2001		183,593	207,651	—	30,872
Officer, Europe	December 30, 2000	(3)	170,148	154,215	—	29,639
Robert W. Hollweg	December 28, 2002		172,998	177,226	—	37,336
Vice President,	December 29, 2001		157,245	198,058	—	51,705
General Counsel and	December 30, 2000	(3)	142,510	100,013	—	43,519
Secretary

(1)
Ms. Sardini joined the Company on April 25, 2002 and therefore her compensation for 2002 includes only approximately eight months.

(2)
Mr. McSorley joined the Company on January 16, 2001.

(3)
Effective April 30, 2000, the Company changed its fiscal year end from the last Saturday in April to the Saturday closest to December 31. To accurately reflect annual compensation, the compensation reported for the twelve months ended December 30, 2000 has been derived from the compensation for the eight months ended December 30, 2000, plus the compensation for the four months ended April 29, 2000.

(4)
For the fiscal year ended December 28, 2002, these figures include amounts contributed under the Company's 401(k) savings plan and non-qualified executive profit sharing plan of $42,366 for Ms. Huett, $28,652 for Mr. Hollweg, $13,217 for Ms. Sardini and $34,027 for Mr. McSorley. Also included are contributions to the U.K. Pension Plan of $19,029 for Mr. Brothers, as well as auto lease expense for named executives.

        In December 1999, the Company's board of directors adopted the 1999 Stock Purchase and Option Plan of the Company under which selected employees are afforded the opportunity to purchase shares of the Company's common stock and/or were granted options to purchase shares of the Company's common stock. The number of shares available for grant under this plan is 7,058,040 shares of the Company's authorized common stock.

        The following table sets forth information regarding options granted during the fiscal year ended December 28, 2002 to the named executive officers under the Company's stock purchase and option plan.

Option Grants
For the Fiscal Year Ended December 28, 2002

	Individual Grants
Name	Number of Securities Underlying Options Granted(1)	Percent of Total Options Granted to Employees in Fiscal Year Ended December 28, 2002(2)	Exercise or Base Price (per share)	Expiration Date	Grant Date Present Value(3)
Ann M. Sardini	100,000	57%	$36.32	April 29, 2012	$1,709,000

(1)
Options were granted during the fiscal year ended December 28, 2002 under the terms of the Company's option plan. No options under the plan were exercised by Ms. Sardini during the fiscal year ended December 28, 2002. Options are exercisable based on vesting provisions outlined in the option agreement.

(2)
Percentage of total options granted are based on total grants made to all employees during the fiscal year ended December 28, 2002.

(3)
The estimated grant date's present value is determined using the Black-Scholes model. The adjustments and assumptions incorporated in the Black-Scholes model in estimating the value of the grants include the following: (a) the exercise price of the options equals the fair market value of the underlying stock on the date of grant; (b) an option term of 7.0 years; (c) dividend yield of 0% and volatility of 34.4%; and (d) a risk free interest rate of 5.2%. The ultimate value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of the Company's common stock over the exercise price of the option.

        Under the Company's 1999 Stock Purchase and Option Plan, the Company has the ability to grant stock options, restricted stock, stock appreciation rights and other stock-based awards. Generally, stock options granted under this plan vest and become exercisable in annual increments over five years with respect to one-third of options granted, and the remaining two-thirds of the options vest on the ninth anniversary of the date the options were granted, subject to accelerated vesting upon the achievement of certain performance targets. For each year prior to and including 2002, these performance targets have been met. All new options granted in 2002 under this plan vest and become exercisable in annual increments over five years and are not subject to performance targets. In any event, the options that vest over five years automatically become fully vested upon the occurrence of a change in control of the Company.

        The following table summarizes the Company's equity compensation plan information as of December 28, 2002.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
Equity compensation plans approved by security holders	4,895,906	$3.68	2,162,094
Equity compensation plans not approved by security holders	—	—	—
Total	4,895,906	$3.68	2,162,094

        In April 2000, the Company's board of directors adopted the WeightWatchers.com Stock Incentive Plan pursuant to which selected employees were granted options to purchase shares of WeightWatchers.com common stock. The number of shares available for grant under this plan is 400,000 shares of authorized common stock of WeightWatchers.com. No options were granted during the fiscal year ended December 28, 2002 to the named executive officers under the WeightWatchers.com Stock Incentive Plan.

        Under the Company's WeightWatchers.com Stock Incentive Plan, the Company has the ability to grant stock options, restricted stock, stock appreciation rights and other stock-based awards on shares of WeightWatchers.com common stock. Generally, stock options under the plan vest in annual increments over five years upon our achievement of certain performance targets. These options are not exercisable until the earlier to occur of (1) six months after the tenth anniversary of the date the option was granted and (2) a public offering of WeightWatchers.com common stock or a private sale of the stock in which an employee holding stock is entitled to participate under the terms of the sale participation agreement entered into with Artal Luxembourg.

        The following tables set forth the number and value of securities underlying unexercised options held by each of the Company's executive officers listed on the Summary Compensation Table above as of December 28, 2002. None of the Company's executive officers exercised any WeightWatchers.com options and they do not have any stock appreciation rights.

Aggregated Options
Values as of December 28, 2002

	Fiscal Year Ended December 28, 2002 Shares		Number of Weight Watchers Securities Underlying Unexercised Options at December 28, 2002		Value of Weight Watchers Unexercised In-The-Money Options at December 28, 2002
Name	Acquired in Exercise (#)	Values Realized	Exercisable (#)	Unexercisable (#)	Exercisable	Unexercisable
Linda Huett	—	—	308,202	115,281	$13,322,031	$4,983,021
Ann M. Sardini	—	—	—	100,000	—	$903,000
Richard McSorley	12,350	$470,257	100,579	169,393	$4,155,120	$6,997,964
Clive Brothers	20,000	$799,800	182,331	79,991	$7,881,257	$3,457,611
Robert W. Hollweg	—	—	202,331	79,991	$8,745,757	$3,457,611
	Number of WeightWatchers.com Securities Underlying Unexercised Options at December 28, 2002		Value of WeightWatchers.com In-The-Money Options at December 28, 2002		Number of Heinz Securities Underlying Unexercised Options at December 28, 2002		Value of Heinz In-The-Money Options at December 28, 2002
Name	Exercisable (#)	Unexercisable (#)	Exercisable (#)	Unexercisable (#)	Exercisable (#)	Unexercisable (#)	Exercisable (#)	Unexercisable (#)
Linda Huett	8,538	2,847	—	—	40,000	—	—	—
Ann M. Sardini	—	—	—	—	—	—	—	—
Richard McSorley	—	—	—	—	—	—	—	—
Clive Brothers	8,538	2,847	—	—	40,000	—	—	—
Robert W. Hollweg	8,538	2,847	—	—	—	—	—	—

Compensation and Benefits Committee Report on Executive Compensation Programs

        The Company's Compensation and Benefits Committee oversees the compensation programs of the Company, with particular attention to the compensation for its president and chief executive officer and the other executive officers. It is the responsibility of the Company's Compensation and Benefits Committee to review and recommend to the board of directors for approval changes to the Company's compensation policies and benefits programs, to administer the Company's stock plans, including recommendations to the board of directors approving stock option grants to executive officers and other stock option grants, and to otherwise ensure that the Company's compensation philosophy is consistent with the best interests of the Company and is properly implemented.

        The Company's compensation philosophy is to (1) provide a competitive total compensation package that enables the Company to attract and retain key executive and employee talent needed to accomplish the Company's goals, and (2) directly link compensation to improvements in the Company's financial and operational performance.

        Total compensation is comprised of a base salary plus both cash and non-cash incentive compensation, and is based on the Company's financial performance and other factors, and is delivered through a combination of cash and equity-based awards. This approach results in overall compensation levels which follow the Company's financial performance.

        The Company's Compensation and Benefits Committee reviews each executive officer's base salary annually. In determining appropriate base salary levels, consideration is given to the officer's impact level, scope of responsibility, prior experience, past accomplishments and data on prevailing compensation levels in relevant executive labor markets.

        The president and chief executive officer participates in the same programs and receives compensation based on the same factors as the other executive officers. In addition, the Compensation and Benefits Committee considered the status of the president and chief executive officer as the Company's most senior officer and the important role she has in achieving overall corporate goals. The president and chief executive officer's overall compensation therefore reflects this greater degree of policy and decision-making authority, and the higher level of responsibility with respect to the strategic direction and financial and operational results of the Company.

        The Company's Compensation and Benefits Committee believes that granting stock options provides officers with a strong economic interest in maximizing shareholder returns over the longer term. The Company believes that the practice of granting stock options is important in retaining and recruiting the key talent necessary at all employee levels to ensure the Company's continued success.

April 14, 2003

                      Respectfully submitted,

                      Compensation and Benefits Committee
                      Raymond Debbane
                      Sacha Lainovic

Director Compensation

        The Company's executive director and directors who are associated with The Invus Group, Ltd. do not receive compensation. Mr. Reed, Ms. Evans and Mr. Bard receive (1) annual compensation in the amount of $30,000, paid quarterly, half in cash and half in the Company's common stock; (2) $1,000 per Audit Committee meeting; (3) options for 2,000 shares of the Company's common stock per year, with the first grant on February 6, 2002 for Mr. Reed and Ms. Evans and November 12, 2002 for Mr. Bard, at an exercise price equal to the closing price of the Company's common stock on the day that the options are granted, the options have a five year life and vest one year after the grant date; and (4) reimbursement of reasonable out-of-pocket expenses associated with a director's role on the board of directors.

Executive Savings and Profit Sharing Plan

        The Company sponsors a savings plan for salaried and eligible hourly employees. This defined contribution plan provides for employer matching contributions up to 100% of the first 3% of an employee's eligible compensation. The savings plan also permits employees to contribute between 1% and 13% of eligible compensation on a pre-tax basis.

        The savings plan also contains a profit sharing component for full-time salaried employees that are not key management personnel, which provides for a guaranteed monthly employer contribution for each participant based on the participant's age and a percentage of the participant's eligible compensation. In addition, the profit sharing plan has a supplemental employer contribution component, based on the Company's achievement of certain annual performance targets, and a discretionary contribution component.

        The Company also established an executive profit sharing plan, which provides a non-qualified profit sharing plan for key management personnel who are not eligible to participate in the Company's profit sharing plan. This non-qualified profit sharing plan has similar features to the Company's profit sharing plan.

Compensation and Benefits Committee Interlocks and Insider Participation

        None of the Company's executive officers has served as a director or member of the compensation and benefits committee, or other committee serving an equivalent function, of any entity of which an executive officer is expected to serve as a member of the Company's compensation and benefits committee.

STOCK PERFORMANCE GRAPH

        The following graph sets forth the cumulative return on the Company's stock from November 14, 2001, the date on which the Company's stock commenced trading on the New York Stock Exchange, through December 28, 2002, as compared to the cumulative return of the Standard and Poor's 500 Index (the "S&P 500 Index") and the cumulative return of the Standard and Poor's MidCap 400 Index (the "S&P MidCap 400 Index").

        The Company selected the S&P 500 Index because it is a broad index of the equity markets. The Company selected the S&P's MidCap 400 Index, which is comprised of issuers having a similar market capitalization with the Company, because it believes that there are no other lines of business or published industry indices or peer groups that provide a more meaningful comparison of the cumulative return of its stock.

        The graph assumes that $100 was invested on November 14, 2001 in each of (1) the Company's common stock, (2) The S&P 500 Index and (3) the S&P MidCap 400 Index and that all dividends were reinvested.

	Cumulative Total Return
	11/14/01	12/29/01	12/28/02
Weight Watchers International, Inc.	$100.00	$139.17	$188.96
S&P 500 Index	$100.00	$101.74	$76.71
S&P MidCap 400	$100.00	$107.07	$88.99

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Shareholders' Agreements

        Shortly after the Company's acquisition by Artal Luxembourg, the Company entered into a shareholders' agreement with Artal Luxembourg and Merchant Capital, Inc., Richard and Heather Penn, Longisland International Limited, Envoy Partners and Scotiabanc, Inc. relating to their rights with respect to the Company's common stock held by parties, other than Artal Luxembourg. Without the consent of Artal Luxembourg, transfers of the Company's common stock by these shareholders are restricted with certain exceptions. Subsequent transferees of the Company's common stock must, subject to limited exceptions, agree to be bound by the terms and provisions of the agreement. Additionally, this agreement provides the shareholders with the right to participate pro rata in certain transfers of the Company's common stock by Artal Luxembourg and grants Artal Luxembourg the right to require the other shareholders to participate on a pro rata basis in certain transfers of the Company's common stock by Artal Luxembourg.

Registration Rights Agreement

        Simultaneously with the closing of the Company's acquisition by Artal Luxembourg, the Company entered into a registration rights agreement with Artal Luxembourg and Heinz. The registration rights agreement grants Artal Luxembourg the right to require us to register shares of the Company's common stock for public sale under the Securities Act (1) upon demand and (2) in the event that the Company conducts certain types of registered offerings. Heinz has sold all shares of the Company's common stock and accordingly no longer has any rights under this agreement. Merchant Capital, Inc., Richard and Heather Penn, Long Island International Limited, Envoy Partners and Scotiabanc, Inc. became parties to this registration rights agreement under joinder agreements, and each acquired the right to require us to register and sell their stock in the event that the Company conducts certain types of registered offerings.

Management Agreement

        Simultaneously with the closing of the Company's acquisition by Artal Luxembourg, we entered into a management agreement with The Invus Group, Ltd., the independent investment advisor to Artal Luxembourg. Under this agreement, The Invus Group provided the Company with management, consulting and other services in exchange for an annual fee equal to the greater of $1,000,000 or 1% of our EBITDA (as defined in the indentures relating to our senior subordinated notes). This agreement has been terminated effective December 28, 2002.

Corporate Agreement

        The Company has entered into a corporate agreement with Artal Luxembourg. The Company has agreed that, so long as Artal Luxembourg beneficially owns 10% or more, but less than a majority of the Company's then outstanding voting stock, Artal Luxembourg will have the right to nominate a number of directors approximately equal to that percentage multiplied by the number of directors on the Company's board. This right to nominate directors will not restrict Artal Luxembourg from nominating a greater number of directors.

        The Company has agreed with Artal Luxembourg that both we and Artal Luxembourg have the right to:

  •
  engage in the same or similar business activities as the other party;

  •
  do business with any customer or client of the other party; and

  •
  employ or engage any officer or employee of the other party.

        Neither Artal Luxembourg nor the Company, nor our respective related parties, will be liable to each other as a result of engaging in any of these activities.

        Under the corporate agreement, if one of the Company's officers or directors who also serves as an officer, director or advisor of Artal Luxembourg becomes aware of a potential transaction related primarily to the group education-based weight-loss business that may represent a corporate opportunity for both Artal Luxembourg and us, the officer, director or advisor has no duty to present that opportunity to Artal Luxembourg, and we will have the sole right to pursue the transaction if the Company's board so determines. If one of the Company's officers or directors who also serves as an officer, director or advisor of Artal Luxembourg becomes aware of any other potential transaction that may represent a corporate opportunity for both Artal Luxembourg and us, the officer or director will have a duty to present that opportunity to Artal Luxembourg, and Artal Luxembourg will have the sole right to pursue the transaction if Artal Luxembourg's board so determines. If one of the Company's officers or directors who does not serve as an officer, director or advisor of Artal Luxembourg becomes aware of a potential transaction that may represent a corporate opportunity for both Artal Luxembourg and us, neither the officer nor the director nor we have a duty to present that opportunity to Artal Luxembourg, and we may pursue the transaction if the Company's board so determines.

        If Artal Luxembourg transfers, sells or otherwise disposes of our then outstanding voting stock, the transferee will generally succeed to the same rights that Artal Luxembourg has under this agreement by virtue of its ownership of our voting stock, subject to Artal Luxembourg's option not to transfer those rights.

WeightWatchers.com Note

        On September 10, 2001, the Company amended and restated our loan agreement with WeightWatchers.com, increasing the aggregate commitment thereunder to $34.5 million. The note bears interest at 13% per year, beginning on January 1, 2002, which interest, except as set forth below, is paid semi-annually starting on March 31, 2002. All principal outstanding under this note is payable in six semi-annual installments, starting on March 31, 2004. The note may be prepaid at any time in whole or in part, without penalty. As of December 28, 2002, $34.5 million of principal was outstanding under this note. As WeightWatchers.com is an equity investee, and we have been the only entity providing funding through fiscal year 2001, we reduced our loan receivable balances by 100% of WeightWatchers.com's losses. Additionally, the remaining loan receivable balances were reviewed for impairment on a quarterly basis and accordingly, during fiscal 2001, we recorded a full valuation allowance against the remaining balances.

WeightWatchers.com Warrant Agreements

        Under the warrant agreements that the Company entered into with WeightWatchers.com, the Company has received warrants to purchase an additional 6,394,997 shares of WeightWatchers.com's common stock in connection with the loans that we made to WeightWatchers.com under the note described above. These warrants will expire from November 24, 2009 to September 10, 2011 and may be exercised at a price of $7.14 per share of WeightWatchers.com's common stock until their expiration. The Company owns 19.9% of the outstanding common stock of WeightWatchers.com, or approximately 38% on a fully diluted basis (including the exercise of all options and all the warrants the Company's owns in WeightWatchers.com).

Collateral Assignment and Security Agreement

        In connection with the WeightWatchers.com note, the Company entered into a collateral assignment and security agreement whereby the Company obtained a security interest in the assets of

WeightWatchers.com. The Company's security interest in those assets will terminate when the note has been paid in full.

WeightWatchers.com Intellectual Property License

        The Company has entered into an amended and restated intellectual property license agreement with WeightWatchers.com that governs WeightWatchers.com's right to use the Company's trademarks and materials related to the Weight Watchers program.

        The amended and restated license agreement grants WeightWatchers.com the exclusive right to (1) use any of the Company's trademarks, service marks, logos, brand names and other business identifiers as part of a domain name for a website on the Internet; (2) use any of the domain names we own; (3) use any of the Company's trademarks on the Internet and any other similar or related forms of interactive digital transmission that now exists or may be developed later (provided that the Company and our affiliates, franchisees, and licensees other than WeightWatchers.com can continue using the trademarks in connection with online advertising and promotion of activities conducted offline); and (4) use any materials related to the Weight Watchers program, including any text, artwork and photographs, and advertising, marketing and promotional materials on the Internet. The license agreement also grants WeightWatchers.com a non-exclusive right to (1) use any of the Company's trademarks to advertise any approved activities that relate to its online weight-loss business; and (2) create derivative works. All rights granted to WeightWatchers.com must be used solely in connection with the conduct of its online weight-loss business.

        Beginning in January 2002, WeightWatchers.com began paying the Company a royalty of 10% of the net revenues it earns through its online activities. For fiscal 2002, the amount of this royalty was $4.2 million.

        The Company retains exclusive ownership of all of the trademarks and materials that we license to WeightWatchers.com and of the derivative works created by WeightWatchers.com.

        All of the rights granted to WeightWatchers.com in the license agreement are subject to the Company's pre-existing agreements with third parties, including franchisees.

        The license agreement provides the Company with control over the use of WeightWatchers.com intellectual property. The Company has the right to approve any e-commerce activities, any materials, sublicenses, communication to consumers, products, privacy policy, strategies, marketing and operational plans WeightWatchers.com intends to use or implement in connection with its online weight-loss business. WeightWatchers.com is obligated to adhere to strict quality standards, usage guidelines and business criteria provided to WeightWatchers.com by the Company.

        WeightWatchers.com and the Company will jointly own user data collected through the website and both parties are required to adhere to the site's privacy policy.

WeightWatchers.com Service Agreement

        Simultaneously with the signing of the amended and restated intellectual property license, the Company entered into a service agreement with WeightWatchers.com, under which WeightWatchers.com provides the following types of services:

  •
  information distribution services, which include the hosting, displaying and distributing on the Internet of information relating to the Company and our affiliates and franchisees;

  •
  marketing services, which include the hosting, displaying and distributing on the Internet of information relating to the Company's products and services such as classroom meetings, the Weight Watchers Magazine and At Home and similar products and services from our affiliates and franchisees; and

  •
  customer communication services, which include establishing a means by which customers can communicate with us on the Internet to ask questions related to the Company's products and services and the products and services of our affiliates and franchisees.

        The Company is required to pay for all expenses incurred by WeightWatchers.com directly attributable to the services it performs under this agreement, plus a fee of 10% of those expenses. In fiscal 2002, the service fees incurred by the Company to WeightWatchers.com were $1.9 million.

WeightWatchers.com Shareholders' Agreement

        The Company entered into a shareholders' agreement with WeightWatchers.com, Artal Luxembourg and Heinz that governs the Company's and Artal Luxembourg's relationship with WeightWatchers.com as holders of the Company's common stock. Heinz has sold all of its shares in WeightWatchers.com back to WeightWatchers.com and thus no longer has any rights under this agreement. Subsequent transferees of the Company and of Artal Luxembourg must, except for some limited exceptions, agree to be bound by the terms and provisions of the agreement.

        The shareholders' agreement imposes restrictions on the transfer of common stock of WeightWatchers.com until the earlier to occur of (1) September 29, 2004 and (2) WeightWatchers.com's initial public offering of common stock under the Securities Act, except for certain exceptions. We have the right to participate pro rata in certain transfers of common stock of WeightWatchers.com by Artal Luxembourg, and Artal Luxembourg has the right to require the Company to participate on a pro rata basis in certain transfers of WeightWatchers.com's common stock by it.

WeightWatchers.com Registration Rights Agreement

        The Company entered into a registration rights agreement with WeightWatchers.com, Artal Luxembourg and Heinz with respect to the Company's shares of WeightWatchers.com. Heinz has resold all of its shares in WeightWatchers.com back to WeightWatchers.com and thus no longer has any rights under this agreement. The registration rights agreement grants Artal Luxembourg the right to require WeightWatchers.com to register its shares of WeightWatchers.com common stock upon demand and also grants the Company's and Artal Luxembourg rights to register and sell shares of WeightWatchers.com's common stock in the event WeightWatchers.com conducts certain types of registered offerings.

WeightWatchers.com Lease Guarantee

        The Company has guaranteed the performance of part of WeightWatchers.com's lease of its office space at 888 Seventh Avenue, New York, New York. The annual rental rate is $0.5 million plus increases for operating expenses and real estate taxes. The lease expires in September 2003.

Nellson Co-Pack Agreement

        The Company entered into an agreement with Nellson Nutraceutical, a former subsidiary of Artal Luxembourg, to purchase snack bar and powder products manufactured by Nellson Nutraceutical for sale at our meetings. On October 4, 2002, Nellson Nutraceutical was sold by Artal Luxembourg. Under the agreement, Nellson Nutraceutical agreed to produce sufficient snack bar products to fill our purchase orders within 30 days of Nellson Nutraceutical's receipt of these purchase orders, and we are not bound to purchase a minimum quantity of snack bar products. We purchased $24.4 million, and $18.7 million, respectively, of products from Nellson Nutraceutical during the fiscal years ended December 28, 2002 and December 29, 2001. The term of the agreement runs through December 31, 2004, and we have the option to renew the agreement for successive one-year periods by providing written notice to Nellson Nutraceutical.

OTHER MATTERS

Other Matters

        The board of directors knows of no other business that will be presented to the Annual Meeting for a vote. If other matters properly come before the Annual Meeting, the persons named as proxies will vote on them in accordance with their discretion.

Expenses and Solicitation

        The Company will bear the entire cost of this proxy solicitation, including the preparation, printing and mailing of the Proxy Statement, the proxy and any additional soliciting materials sent by the Company to shareholders. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for reasonable expenses incurred by them in forwarding proxy soliciting materials to such beneficial owners. In addition to solicitations by mail, certain of the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, facsimile and personal interviews. Solicitation by officers and employees of the Company may also be made of some shareholders in person or by mail, telephone or facsimile following the original solicitation.

Section 16(a) Beneficial Ownership Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and holders of more than 10% of the Company's common stock (collectively, "Reporting Persons") to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock of the Company. Such persons are required by regulations of the Securities and Exchange Commission to furnish the Company with copies of all such filings. Based on its review of the copies of such filings received by it with respect to the fiscal year ended December 28, 2002 and written representations from certain Reporting Persons, the Company believes that all Reporting Persons complied with all Section 16(a) filing requirements in the fiscal year ended December 28, 2002.

Shareholder Proposals

        The Company currently intends to hold our next annual meeting in May 2004. Pursuant to the Company's Bylaws, shareholders who intend to present proposals for consideration at the Company's 2004 Annual Meeting of Shareholders must give written notice to the Secretary of the Company at our principal executive offices no later than the close of business on December 23, 2003 (the one hundred twentieth (120th) day prior to the first anniversary of the date of this proxy statement) and no earlier than the close of business on November 23, 2003 (the one hundred fiftieth (150th) day prior to the first anniversary of the date of this proxy statement). In addition, pursuant to Securities and Exchange Commission regulations, shareholders who intend to present proposals for consideration at the 2004 Annual Meeting and who request to have their proposals included in the Company's proxy statement and proxy for that meeting, must be certain that their proposals are received by the Secretary of the Company at our principal executive offices no later than the close of business on December 23, 2003 (the one hundred twentieth (120th) day prior to the first anniversary of the date of this proxy statement). All notices must contain such information as required under the Company's Bylaws. In addition, all shareholder proposals requested to be included in the Company's proxy statement and proxy must also comply with the federal securities laws in order to be included in the Company's proxy statement and proxy for the 2004 Annual Meeting. Copies of the Company's Bylaws may be obtained free of charge from the Secretary.

Annual Report

        The Annual Report to Shareholders covering the Company's fiscal year ended December 28, 2002 has been mailed together with the proxy solicitation material. The Annual Report does not form any part of the material for the solicitation of proxies.

                      Robert W. Hollweg
                      Secretary

                      Dated: April 21, 2003

2049-PS-03

— FOLD AND DETACH HERE —

PROXY

WEIGHT WATCHERS INTERNATIONAL, INC.

Annual Meeting of Shareholders to be held on May 19, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned, revoking all prior proxies, hereby appoints Linda A. Huett, Ann M. Sardini and Robert W. Hollweg, and each of them, with full power of substitution, as proxies to represent and vote all shares of stock of Weight Watchers International, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held on Monday, May 19, 2003, and at all adjournments and postponements thereof, upon matters set forth in the Notice of Annual Meeting of Shareholders and Proxy Statement dated April 21, 2003, a copy of which has been received by the undersigned. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournments thereof.

        The Board of Directors recommends a vote FOR the election of directors and the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

WEIGHT WATCHERS INTERNATIONAL, INC.

C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

Please mark
☒	votes as in
this example.

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR IN PROPOSAL 1 AND THE RATIFICATION OF AUDITORS IN PROPOSAL 2.

				FOR	AGAINST	ABSTAIN
1.	To elect three members to the Board of Directors to serve for a three-year term as a Class 2 Director.	2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending January 3, 2004.	☐	☐	☐
Nominees:	(01) Sacha Lainovic, (02) Christopher J. Sobecki, (03) Marsha Johnson Evans
	FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES
☐
	For each nominee except as noted above				To transact such other business as may properly come before the meeting and any adjournment thereof.
I/We will attend the meeting ☐
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Please sign exactly as name appears hereon. Joint owners must both sign. Attorney, executor, administrator, trustee or guardian must give full title as such. A corporation or partnership must sign its full name by an authorized person.

YOUR VOTE IS IMPORTANT TO US. PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE MARK THE APPROPRIATE BOX ABOVE.
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QuickLinks

Schedule 14A Information Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
WEIGHT WATCHERS INTERNATIONAL, INC. 175 Crossways Park West Woodbury, New York 11797-2055
PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS To Be Held on May 19, 2003
TABLE OF CONTENTS
GENERAL
VOTING PROCEDURES
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PRINCIPAL SHAREHOLDERS
COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Summary Compensation Table
Option Grants For the Fiscal Year Ended December 28, 2002
Equity Compensation Plan Information
Aggregated Options Values as of December 28, 2002
STOCK PERFORMANCE GRAPH
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
OTHER MATTERS
PROXY